EXHIBIT 10.12

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this          day of     , by and between the following parties:          (the “Bank”) and           (the “Executive”).

This Agreement between the Bank and the Executive sets forth the terms under which the Bank will purchase and own a life insurance policy (the “Policy”) insuring the life of the Executive, and the death proceeds of the Policy will be divided between the Bank and the beneficiary designated by the Executive. This Agreement is made in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged.

This Agreement amends, restates, and completely replaces a prior agreement concerning a split dollar life insurance policy between the Bank and the Executive executed as of .

I.	POLICY TITLE AND OWNERSHIP

The Bank has applied for one or more life insurance policies, hereinafter collectively referred to as the “Policy,” insuring the life of the Executive. Schedule A, which is attached hereto and incorporated herein by reference as if fully rewritten, provides the following information with regard to the Policy: the issuer thereof (the “Insurer”), the death benefit amount, the policy number, and such other information as therein set forth. The Bank and the Executive agree to take all necessary action to cause the Insurer to issue the Policy and to cause the Policy to conform to the provisions of this Agreement. The Bank and the Executive further agree that the Policy shall be subject to the terms and conditions of this Agreement. If the Bank and the Executive mutually agree to increase the coverage under the Policy, the rights, duties, and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

The Bank shall be the sole and absolute owner of and shall possess all incidents of ownership in the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy except as may be otherwise provided in this Agreement.

The Bank alone may, to the extent of its interest, exercise the right to borrow from or withdraw the Policy cash values. The amount of such loans and withdrawals and any unpaid interest thereon shall at no time exceed the Part One Share of the Bank as defined in Section VI of this Agreement. The interest due on any such Policy loans shall be a debt of the Bank owed to the Insurer.

This Agreement is effective as to a Policy upon execution of this Agreement or upon issuance of such Policy, whichever is later. The Bank shall be responsible for safeguarding the Policy.

II.	BENEFICIARY DESIGNATION RIGHTS

The Executive shall have the right and power to instruct the Bank from time to time to designate a beneficiary or beneficiaries (collectively referred to herein as the “Executive’s Beneficiary”) to receive the Part Two Share of the proceeds payable under this Agreement upon the death of the Executive, and to elect a payment option for such Executive’s Beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. The Bank agrees to designate the Executive’s Beneficiary for the Part Two Share in such Policy in accordance with the written direction of the Executive. The parties to this Agreement shall execute and forward promptly and without unreasonable delay, changes in beneficiary designation forms and documents, including the Policy, as required by the Insurer, to effectuate the exercise of any rights of the parties hereto. If the Executive does not designate a Beneficiary or if no Beneficiary survives the Executive, the Executive’s Beneficiary shall be his or her estate.

III.	PREMIUM PAYMENT METHOD

The Bank shall pay amounts equal to the planned premiums and any other premium payments that might become necessary to keep the Policy in force.

IV.	USE OF DIVIDENDS

Dividends declared on the Policy shall be applied as the Bank elects on the Policy application.

V.	TAXABLE BENEFIT

The Executive will receive an annual taxable benefit equal to the assumed cost of insurance to the extent required by the Internal Revenue Service. The Bank will cause the amount of imputed income received annually to be reported to the Executive on Form W-2 or its equivalent.

VI.	DIVISION OF DEATH PROCEEDS

Upon the death of the Executive, the Bank shall cooperate with the Executive’s Beneficiary to take whatever action is necessary to collect the death benefit provided under the Policy. Subject to Section VII of this Agreement, the death proceeds of the Policy shall be divided as follows and paid in the following order to the extent that such proceeds permit. All payments of proceeds under the Part One Share and the Part Three Share will be reduced by outstanding policy loans or withdrawals made to or by the Bank. When such death benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

A.	Part One Share. First the Bank shall be entitled to an amount known herein as the “Part One Share” which is equal to the premiums which the Bank has paid for the Policy.

B.	Part Two Share. Second, the Executive’s Beneficiary shall be entitled to an amount known herein as the “Part Two Share” which is equal to the following:

(i)	If the Executive is employed by the Bank or an Affiliated Employer at the time of his or her death, the Part Two Share shall be equal to three (3) times the Executive’s base salary in effect at the time of his or her death. For purposes of this Agreement, “Affiliated Employer” means First Financial Bancorp and any employer which is a direct or indirect subsidiary of First Financial Bancorp, but only during the period it is such a subsidiary.

(ii)	If the Executive is not employed by the Bank or an Affiliated Employer at the time of his or her death, and if, when the Executive’s employment with the Bank and all Affiliated Employers terminated, the Executive: (a) was then eligible to receive an immediate retirement benefit under the Early Retirement, Normal Retirement, Late Retirement, or Disability Retirement provisions of the First

Financial Bancorp Employees’ Pension Plan and Trust as in effect from time to time, and (b) had been employed by First Financial Bancorp and/or an Affiliated Employer for at least five years, the Part Two Share shall be equal to three (3) times the Executive’s base salary at the time of his or her termination of employment. For purposes of clause (b) of this subparagraph, employment with an Affiliated Employer other than First Financial Bancorp (or the successor or predecessor of that Affiliated Employer) during any period during which that employer is not a subsidiary or affiliate of First Financial Bancorp shall be disregarded.

(iii)	For purposes of this Agreement, an Executive’s base salary shall be his or her base annual rate of compensation not including fringe benefits, bonuses, incentive compensation, severance pay, contributions to or benefits paid under qualified or nonqualified retirement or deferred compensation plans, stock options, expense reimbursements, or other forms of special compensation. Notwithstanding the prior sentence, the Executive’s base salary shall include any pre-tax elective deferral contributions made at the Executive’s election under a cash or deferred arrangement that is qualified under section 401(k) of the Internal Revenue Code and any elective contributions made by the Executive under a Code section 125 cafeteria plan or flexible spending arrangement.

C.	Part Three Share. Third, the Bank shall be entitled to an amount known herein as the “Part Three Share” which is equal to the remainder of the proceeds.

D.	If there is interest due on the death benefit proceeds, the Bank and the Executive’s Beneficiary shall share in such interest in proportion to the amount each party receives from the death proceeds.

VII.	OTHER DISPOSITION OF THE POLICY

Subject to the Executive’s option to purchase an assignment of the Policy under Section IX below, if this Agreement terminates for any reason (except due to the death of the Executive if such death entitles the Executive’s Beneficiary to a Part Two Share under Section VI hereof), the Bank may surrender or cancel the Policy for its cash surrender value and retain all such value, or the Bank may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions of this Agreement. Thereafter, neither the Executive nor any person claiming for or through him or her shall have any further interest in and to the Policy, either under the terms thereof or this Agreement.

VIII.	PREMIUM WAIVER

If the Policy contains a premium waiver provision and such waiver becomes operative, such waived premium amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.	TERMINATION OF AGREEMENT

This Agreement shall terminate upon the final payment of death benefits as provided under Section VI hereof. This Agreement also shall terminate upon the happening of any one of the following:

A.	The Executive shall leave the employ of the Bank and all Affiliated Employers (voluntarily or involuntarily) for a reason other than his or her death and prior to having met all of the requirements in Section VI(B)(ii) above.

B.	The Executive shall be discharged from employment with the Bank or an Affiliated Employer for cause. Solely for purposes of this Agreement, “cause” shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty, or willful violation of any law that results in any adverse effect on the Bank or an Affiliated Employer.

C.	The Executive shall notify the Bank in writing that he or she irrevocably elects to terminate this Agreement and relinquish all of his or her rights thereunder.

If the Executive’s employment is terminated for cause or if the Executive elects to terminate this Agreement, this Agreement shall terminate as of the date of termination of employment or the date that the termination election is received by the Bank, respectively, and neither the Executive nor any person claiming for or through him shall have any further rights under this Agreement or under the Policy. If the Executive’s employment terminates for any reason except cause or the Executive’s death, the Bank shall promptly notify the Executive that he or she has an assignable option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, equal to the greater of:

A.	The cash value of the Policy as of the date of such assignment, or

B.	The amount of the premiums paid by the Bank prior to the date of such assignment plus interest at the annual rate of six percent (6%).

The amounts in items A and B above shall be reduced by any outstanding loans or withdrawals from the Policy made by the Bank.

If the Executive does not provide written notice to the Bank that he or she elects to exercise this option within fourteen (14) calendar days after the Bank sends notice of such option, this Agreement and all of the Executive’s rights, interest, and claims hereunder and in the Policy shall terminate and be irrevocably forfeited as of the end of such 14 day period.

If the Executive provides timely written notice of the exercise of such option, he or she shall have thirty (30) calendar days from the date the Bank first notifies him or her of such option to make the required cash payment to the Bank or to notify the Bank in writing that he or she irrevocably elects to have such payment deducted from any amounts then owed to him or her by the Bank. If the Executive timely pays for such assignment, this Agreement shall terminate as of the date of the assignment of the Policy. If the Executive does not timely pay, this Agreement and all of the Executive’ rights, interest, and claims hereunder and in the Policy shall terminate and be irrevocably forfeited as of the end of such 30 day period.

X.	ASSIGNMENT

Notwithstanding any provision hereof to the contrary, the Executive may, with the Bank’s written consent, absolutely and irrevocably assign by gift all of his or her right, title, and interest in and to this Agreement and the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Bank of a written assignment, on a form prepared or approved by the Bank. Upon the Bank’s consent to such written assignment executed by the Executive and duly accepted by the assignee thereof, the Bank shall indicate its consent thereto in writing and shall thereafter treat the Executive’s assignee as the sole owner of all of the Executive’s right, title, and interest in and to this Agreement and in and to the Policy. Thereafter, the Employee shall have no right, title, or interest in and to this Agreement or the Policy. Notwithstanding the foregoing, the provisions of Section VI(B)(i) and (ii) shall be applied by determining the employment status and/or pension eligibility of the Executive (the assignor), not the assignee.

The Bank may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan together with accumulated interest thereon shall not exceed the lesser of the amount of premiums paid by the Bank on the Policy or the cash surrender value of the Policy.

XI.	AGREEMENT BINDING

This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Executive and his or her heirs, successors, personal representatives, executors, administrators, assigns, and beneficiaries.

XII.	NAMED FIDUCIARY AND PLAN ADMINISTRATOR

The Bank is hereby designated the “Named Fiduciary” under this Agreement. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of the split dollar life insurance plan established herein. The Named Fiduciary may allocate to others certain aspects of the management and operational responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII.	CLAIMS PROCEDURE

The Named Fiduciary will establish a claims procedure which is consistent with the requirements of Section 503 of the Employee Retirement Income Security Act (“ERISA”) and the Executive or any Beneficiary claiming any benefit under this Agreement must exhaust such claims procedure before commencing action in any judicial or administrative forum.

XIV.	GOVERNING LAW

The law of the State of Ohio shall govern this Agreement.

XV.	AMENDMENT OF AGREEMENT

This Agreement may be altered, amended, or modified only by a written agreement signed by the Bank and the Executive. It shall be the obligation of the Bank to notify the Insurer of any amendments or changes to this Agreement.

XVI.	INTERPRETATION OF AGREEMENT

The Bank, as the Named Fiduciary, shall have sole discretion to interpret each and all provisions of this Agreement and to determine the eligibility of any person for benefits under this Agreement. All such determinations of the Bank shall be binding on all persons concerned. Where appropriate in this Agreement, words used in the singular shall include the plural and works used in the masculine shall include the feminine and vice versa.

XVII.	INSURER NOT A PARTY TO THIS AGREEMENT

The Insurer shall not be deemed a party to this Agreement. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. No provision of this Agreement or any amendment or modification thereto shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Bank and filed with the Insurer in connection herewith.

Executed at (City, State)              this             day of                        , 20              .

Witness:	By:

Title:

Witness:	Signed:

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT
SCHEDULE A

Insurer:

Policy Number:

Bank:

Executive:

Relationship of Bank to Executive:	Employer

Agent:	Dr. Rodney L. Bartels First Financial Resources 70 Dennis Road Longmeadow, MA 01106 Telephone: 413-567-6339 FAX: 413-567-8918 Email: bartels@mediaone.net

Contact:	Mark A. Willis Flagstone Life Insurance and Financial Services, Inc. 300 High St. Hamilton, OH 45011 Telephone: 513-867-4771 FAX: 513-867-3112 mark.willis@flagstone-insurance.com

ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT
BENEFICIARY DESIGNATION FORM

Instructions: The Executive (hereafter, “you”) should complete this form in order to direct the Bank to designate your beneficiaries for purposes of the Endorsement Method Split Dollar Agreement (the “Agreement”). If you designate more than one primary beneficiary, please indicate below what percent of the policy proceeds you want each surviving primary beneficiary to receive. If you designate more than one contingent beneficiary, please indicate what percent of the policy proceeds you want each surviving contingent beneficiary to receive if no primary beneficiary survives you. If you designate more than one beneficiary but you do not indicate what percent each one should receive, the proceeds will be divided equally among each surviving primary beneficiary (or equally among each surviving contingent beneficiary if no primary beneficiary survives you) Any percentages that you designate for primary beneficiaries will be increased proportionately for surviving primary beneficiaries if some primary beneficiaries die before you die and you do not file a new form. The same rule will apply to contingent beneficiaries if no primary beneficiaries survive you. When you die, the proceeds will be distributed to the primary beneficiaries you designated who survive you. If no primary beneficiary survives you, the proceeds will be distributed to the contingent beneficiaries you designated who survive you. If no designated primary or contingent beneficiary survives you, the proceeds will be distributed according to the applicable terms of the Agreement.

Primary Beneficiary:
Name:	Relationship	Percentage

Contingent Beneficiary:
Name	Relationship	Percentage

I direct the Bank to designate the person(s) or entity named above to be my beneficiary for purposes of the Agreement. I hereby revoke all prior directions regarding designations of primary and contingent beneficiaries for purposes of the Agreement. I understand that this form applies only if I properly complete it and file it with the Bank before my death. I reserve the right to revoke or change my beneficiary designation directions by filing a new properly completed form with the Bank before my death.

Name of Executive:

Signature of Executive	Date